EXHIBIT 23.2


                         [RP FINANCIAL, LC. LETTERHEAD]


                                        September 13, 1996



Board of Directors
Dearborn Mutual Holding Company
Dearborn Savings Association, F.A.
118 Walnut Street
Lawrenceburg, Indiana  47025

Gentlemen:

     We hereby consent to the use of our firm's name in the Application for Conversion of Dearborn Mutual Holding Company, the mutual holding company for Dearborn Savings Association, F.A., Lawrenceburg, Indiana and any amendments thereto, in the Form S-1 Registration Statement and any amendments thereto and in the Form H(e)1-s for Vision Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Vision Bancorp, Inc.


                                        Sincerely,


                                        RP FINANCIAL, LC.




                                        Gregory E. Dunn
                                        Senior Vice President